December 20, 1999




Bell & Howell Company
5215 Old Orchard Road
Skokie, Illinois 60077-1076

Re: Bell & Howell Non-Employee Directors' Stock Option Compensation Plan 100,000 Shares of Bell & Howell Common Stock, $.001 Par Value

Ladies and Gentlemen:

I have acted as counsel for Bell & Howell Company (the "Company") in connection the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 100,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), which may be issued pursuant to the Bell & Howell Non-Employee Directors' Stock Option Compensation Plan (the "Plan").

         I have examined or considered:

         1. A copy of the Certificate of Incorporation, as amended, of the Company.

         2. The By-Laws of the Company.

         3. Written confirmation of the Secretary of State of the State of Delaware, as of a recent date, as to the good standing of the Company in that State.

         4. A Certificate of the Secretary of the Company relating to resolutions duly adopted by the Board of Directors of the Company regarding the Plan.

         5. A copy of the Plan.


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December 20, 1999
Page 2


         In addition to the examinations outlined above, I have conferred with various officers of the Company and have ascertained or verified, to my satisfaction, such additional facts as I deemed necessary or appropriate for the purpose of this opinion.

         Based upon the foregoing, I am of the opinion that:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock to be sold by the Company have been duly taken, and the Common Stock, upon issuance pursuant to the terms of the Plan, will be duly authorized, legally and validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

Very truly yours,


/s/ Todd W. Buchardt